                                                                     Exhibit 3.3

                          CERTIFICATE OF INCORPORATION

                                       OF

                               HONDA TITLING INC.

                          ----------------------------



                                  ARTICLE ONE

                      NAME; REGISTERED AGENT; INCORPORATOR

     Section 1.01 The name of the corporation (the "Corporation") is Honda Titling, Inc.

     Section 1.02 The name and address of the Corporation's registered office in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     Section 1.03 The incorporator of the Corporation is Y. Kohoma, whose mailing address is 700 Van Ness Avenue, Torrance, CA 90501.

                                  ARTICLE TWO

                             PURPOSE OF CORPORATION

     Section 2.01 Subject to Section 2.02, the purpose of the Corporation is to engage any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     Section 2.02 Notwithstanding Section 2.01, the purpose of the Corporation is limited to acting as an Independent Member (as such term is defined in Section 2.03) of any limited liability company of which American Honda Finance Corporation ("AHFC") is a member, and activities incident to and necessary or convenient to accomplish such purpose.

     Section 2.03 "Independent Member" means a member of a limited liability company formed pursuant to the Delaware Limited Liability Company Act (6 DEL. C. ss.18 - 101, ET SEQ.) that requires the unanimous consent of its entire board of directors (without any vacancies or unfilled newly created directorships), including the affirmative vote of at least two Independent Directors (as such term is defined in Section 4.01) before such company may (i) dissolve or liquidate, in whole or in part, or institute proceedings to have itself or any limited liability company of which it is a member adjudicated bankrupt or insolvent; (ii) consent to the institution of bankruptcy or insolvency proceedings against it or any limited liability company of which it is a member;
(iii) file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official as to such corporation or a substantial part of its property;
(v) make any assignment for the benefit of its creditors; (vi) admit in writing its inability to pay its debts generally as they become due; or (vii) institute, or join in any institution of, any bankruptcy, insolvency, liquidation, reorganization or arrangement proceedings or other proceedings under any federal or state bankruptcy or similar law, against any entity in which such corporation holds an ownership interest; or (viii) take any corporate action in furtherance of the actions set forth in clauses (i) through (vii) of this paragraph.

                                 ARTICLE THREE

                                 CAPITAL STOCK

     Section 3.01 The Corporation shall have one class of stock designated as Common Stock, and the total number of shares of stock of that class that the Corporation shall have authority to issue is 100,000 shares of no par stock. No shareholder shall have any preemptive right to acquire additional shares of the Corporation.

                                  ARTICLE FOUR

                             INDEPENDENT DIRECTORS

     Section 4.01 The Corporation shall at all times, except as noted hereafter, have at least two directors (each, an "Independent Director") each of whom is not (i) a director, officer or employee of any affiliate of AHFC (other than any limited purpose or special purpose corporation or limited liability company similar to the Corporation); (ii) a person related to any officer or director of any affiliate of AHFC; (iii) a direct or indirect holder of more than 10% of any voting securities of any affiliate of AHFC; or (iv) a person related to a direct or indirect holder of more than 10% of any voting securities of any affiliate of AHFC. In the event of the death, incapacity, resignation or removal of one or more Independent Directors, such that the number of Independent Directors is reduced below two, the board of directors of the Corporation (the "Board of Directors") shall promptly appoint one or more Independent Directors such that the Corporation has at least two Independent Directors. The Board of Directors shall not vote on any matter unless and until at least two Independent Directors have been duly appointed to serve on the Board of Directors.

                                  ARTICLE FIVE

                   LIMITATIONS ON ACTIONS BY THE CORPORATION

     Section 5.01 Notwithstanding any other provision of this certificate of incorporation of the Corporation (the "Certificate") or any provision of law, the Corporation shall not do any of the following:

          (a) engage in any business or activity other than as set forth in Article Two hereof;

          (b) without the unanimous affirmative vote of the entire Board of Directors (without any vacancies), which must include the affirmative vote of at least two Independent Directors, (i) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent; (ii) consent to the institution of bankruptcy or insolvency proceedings against it; (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy; (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official as to the Corporation or a substantial part of its property; (v) make any assignment for the benefit of creditors; (vi) admit in writing its inability to pay its debts generally as they become due;
     (vii) institute, or join in any institution of, any bankruptcy, insolvency, liquidation, reorganization or arrangement proceedings or other proceedings under any federal or state bankruptcy or similar law, against any entity in which the Corporation holds an ownership interest; or (viii) take any corporate action in furtherance of the actions set forth in clauses (i) through (vii) of this paragraph; provided, however, that no director may be required by any shareholder of the Corporation to consent to the institution of bankruptcy or insolvency proceedings against the Corporation so long as it is solvent; or

          (c) without the unanimous affirmative vote of the entire Board of Directors (without any vacancies or unfilled newly created directorships), which must include the affirmative vote of at least two Independent Directors, take or cause to be taken any of the actions referred to in clauses (i) through (vii) of subparagraph (b) above with respect to any entity of which the Corporation is a partner or a member; or

          (d) without the unanimous affirmative vote of the entire Board of Directors (without any vacancies or unfilled newly created directorships), merge or consolidate with any other corporation, company or entity, sell all or substantially all of its assets or acquire all or substantially all of the assets, capital stock or other ownership interest of any other corporation, company or entity.

                                  ARTICLE SIX

                                INTERNAL AFFAIRS

     Section 6.01 The Corporation shall insure at all times that (i) it maintains separate corporate records and books of account from those of AHFC, and (ii) except as permitted by contract between the Corporation and AHFC with respect to deposits in certain accounts of collections of trade receivables of AHFC that were not sold to the Corporation pursuant to an agreement between them, which will be promptly remitted to the owner thereof, none of the Corporation's assets will be commingled with those of AHFC or any of its affiliates.

                                 ARTICLE SEVEN

                                   AMENDMENTS

     Section 7.01 The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate, and other provisions authorized by the laws of the State of Delaware may be added in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred on any person by this Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this Article. The Corporation shall not amend, alter, change or repeal any provision of Article Two or Articles Four through Seven (the "Restricted Articles"), as the case may be, and provided, further, that the Corporation shall not amend, alter, change or repeal any Article so as to be inconsistent with the Restricted Articles, except by unanimous vote of the Board of Directors (before receipt of payment for stock) or the shareholders (subsequent to receipt of payment for stock).

     Section 7.02 The shareholders entitled to vote shall have the power to adopt new bylaws or amend, alter, change or repeal existing bylaws. The Board of Directors shall also have the power to adopt new bylaws, or amend, alter, change or repeal existing bylaws, but such power shall not divest or otherwise limit the power of the shareholders entitled to vote to adopt, amend, alter, change or repeal any bylaws.

                                 ARTICLE EIGHT

                  LIABILITY OF DIRECTORS FOR MONETARY DAMAGES

     Section 8.01 A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of Delaware as the same exists or may hereafter be amended.

     Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder, with respect to any act or omission occurring prior to such repeal or modification.

                                  ARTICLE NINE

                                  MISCELLANEOUS

     Section 9.01 Unless and except to the extent otherwise provided in the bylaws of the Corporation, the election of directors of the Corporation need not be by written ballot.

     The undersigned incorporator hereby acknowledges that this Certificate is his or her act and deed on this 17th day of July, 1997.



                                                /s/ Y. KOHAMA
                                          -----------------------------
                                                   Y. Kohama
                                                  Incorporator